                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                   ----------


       Date of Report (Date of earliest event reported)   November 5, 1999
                                                        ------------------------


                             FINANTRA CAPITAL, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



             DELAWARE                   000-22681               13-3571419
--------------------------------------------------------------------------------
  (State or other jurisdiction       (Commission File        (IRS Employer
        or incorporation)                Number)           Identification No.)



           150 SOUTH PINE ISLAND ROAD, SUITE 500, PLANTATION, FLORIDA
--------------------------------------------------------------------------------
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code   (954) 577-9225
                                                   -----------------------------



--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

         As previously disclosed in the Company's Form 10-QSB for the period ended September 30, 1999, on November 5, 1999, but effective as of September 30, 1999 for all operating, financial, tax and accounting purposes, the Company, through its Acquisition Co. subsidiary, acquired, in a privately negotiated, arms-length transaction, all of the outstanding capital stock of Travelers (and its subsidiaries), a California-based provider of specialty consumer financing.

         The financial statements of Travelers and the pro forma financial information required to be filed in accordance with Item 7 of Form 8-K are filed herewith.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

a) Audited Financial Statements of Travelers Investment Corporation for the years ended December 31, 1998 and 1997 and Unaudited Financial Statements for the nine months ended September 30, 1999.

b) Finantra Capital, Inc. Pro Forma Combined Balance Sheets at December 31, 1998; Pro Forma Combined Statements of Operations for the Year Ended December 31, 1998 and Nine Months Ended September 30, 1999.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 FINANTRA CAPITAL, INC.


                                 By: /s/ Charles V. Litt
                                    --------------------------------------------
                                    Charles V. Litt, President


Dated: January 18, 1999

                          INDEX TO FINANCIAL STATEMENTS


FINANTRA CAPITAL, INC.
                                                                                                PAGE
                                                                                                ----
UNAUDITED PRO FORMA FINANCIAL INFORMATION
  Introduction to Unaudited Pro Forma Financial Information                                      F-2
  Proforma Combined Balance Sheet as of December 31, 1998 (unaudited)                            F-3
  Proforma Combined Pro Forma Statements of Operations for
     the year ended December 31, 1998 (unaudited)                                                F-5
  Proforma Combined Pro Forma Statements of Operations for
     the nine months ended September 30, 1999 (unaudited)                                        F-6
  Notes to Pro Forma Combined Financial Statements                                               F-7

BUSINESS ACQUIRED - TRAVELERS INVESTMENT CORPORATION

AUDITED CONSOLIDATED FINANCIAL STATEMENTS
  Report of Independent Certified Public Accountants                                             F-8
  Consolidated Balance Sheets as of December 31, 1998 and 1997                                   F-9
  Consolidated Statements of Income for the years ended
     December 31, 1998 and 1997                                                                  F-10
  Consolidated Statements of Shareholders' Equity for the
     years ended December 31, 1998 and 1997                                                      F-11
  Consolidated Statements of Cash Flows for the years ended
     December 31, 1998 and 1997                                                                  F-12
  Notes to Consolidated Financial Statements                                                     F-13

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
  Consolidated Balance Sheet at September 30, 1999 (unaudited)                                   F-18
  Condensed Consolidated Statements of Income for the
     three and nine months ended September 30, 1999 and 1998 (unaudited)                         F-20
  Notes to Condensed Consolidated Financial Statements                                           F-21




                         PRO FORMA FINANCIAL STATEMENTS

         On November 5, 1999, Finantra Capital, Inc. acquired all of the outstanding stock of Travelers Investment Corporation. For accounting purposes, the acquisition was effective September 30, 1999.

         The following Pro Forma Combined Balance Sheets of the Registrant have been prepared by management of the Registrant based upon the balance sheets of the Registrant as of December 31, 1998. The Pro Forma Combined Statements of Operations were prepared based upon the statements of operations for the twelve months ended December 31, 1998 and the nine months ended September 30, 1999. The pro forma statements give effect to the transaction under the purchase method of accounting. The pro forma combined balance sheets give effect to the acquisition as if it had occurred as of December 31, 1998. The pro forma combined statements of operations give effect to the transaction as if had occurred on January 1, 1998. The pro forma combined statement of operations for the nine months ended September 30, 1999, gives effect to the acquisition as if it had occurred as of January 1, 1999.

         The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The pro forma combined financial statements do not purport to represent what the combined companies' financial position or results of operation would have been had the acquisition occurred on such date or as of the beginning of the periods indicated, or to project the combined companies' financial position or results of operations for any future period.

                             FINANTRA CAPITAL, INC.
                        PROFORMA COMBINED BALANCE SHEETS
                                DECEMBER 31, 1998

                                     ASSETS

                                                       FINANTRA        TRAVELERS
                                                       CAPITAL         INVESTMENT            PROFORMA           PROFORMA
                                                         INC.         CORPORATION          ADJUSTMENTS         COMBINED
                                                    ------------      ------------         ------------       ------------
Current assets:
     Cash and cash equivalents                      $    971,760      $  2,078,014                            $  3,049,774
     Accounts receivable, net                          1,701,387                                                 1,701,387
     Finance receivables, net                          4,632,875        24,171,594(A)          (500,000)        28,304,469
     Net investment in direct financing leases                             672,191                                 672,191
     Equipment to be leased                                                938,567                                 938,567
     Notes and other receivables                         198,191         1,474,202                               1,672,393
     Prepaid expenses                                    120,000           168,338                                 288,338
                                                    ------------      ------------                            ------------
        Total current assets                           7,624,213        29,502,906             (500,000)        36,627,119
                                                    ------------      ------------         ------------       ------------


Property and equipment, net                              146,943           218,943                                 365,886
                                                    ------------      ------------                            ------------


Other assets:
     Certificate of deposit-restricted                 1,475,000                                                 1,475,000
     Finance receivables, net                            412,000                                                   412,000
     Due from related parties                            868,377                                                   868,377
     Prepaid expenses                                    296,705                                                   296,705
     Deposits                                             46,233                                                    46,233
     Goodwill                                          2,684,175                  (A)        11,771,874         14,456,049
     Other intangibles,net                                64,542                                                    64,542
                                                    ------------                                              ------------
                                                       5,847,032                --           11,771,874         17,618,906
                                                    ------------      ------------         ------------       ------------
                Total assets                        $ 13,618,188      $ 29,721,849         $ 11,271,874       $ 54,611,911
                                                    ============      ============         ============       ============



                         FINANTRA CAPITAL, INC.
                   PROFORMA COMBINED BALANCE SHEETS
                          DECEMBER 31, 1998

                   LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                FINANTRA         TRAVELERS
                                                                CAPITAL          INVESTMENT           PROFORMA         PROFORMA
                                                                  INC.           CORPORATION         ADJUSTMENTS       COMBINED
                                                              ------------       ------------       ------------     ------------
Current liabilities:
     Accounts payable and accrued expenses                    $  1,491,909       $    146,302                        $  1,638,211
     Recission payable                                             100,000                 --                             100,000
     Line of credit                                              2,643,571         11,550,000 (A)      5,413,000       19,606,571
     Current portion of long term debt                             297,756                 -- (A)      3,650,000        3,947,756
     Obligations under capital leases                                7,217                 --
     Notes payable-related parties                                 300,000                 --
     Dividends payable-preferred stock                             129,585                 --                             129,585
     Client reserves                                             1,035,130          4,089,639                           5,124,769
     Client payouts                                                     --          1,754,974                           1,754,974
     Lease deposits                                                     --             52,653                              52,653
                                                              ------------       ------------                        ------------
         Total current liabilities                               6,005,168         17,593,568          9,063,000       32,661,736
                                                              ------------       ------------       ------------     ------------

Other liabilities:
     Deferred income                                                12,933                 --                              12,933
     Obligations under capital lease                                 2,112                 --                               2,112
     Notes payable, net of current portion                          81,802                 --                              81,802
     Notes payable-sellers                                              --                 -- (A)      5,000,000        5,000,000
                                                              ------------       ------------       ------------     ------------
                 Total liabilities                               6,102,015         17,593,568         14,063,000       37,758,583
                                                              ------------       ------------       ------------     ------------

Minority interest                                                   17,089                                                 17,089

Shareholders' equity:
Preferred stock, 5,000,000 shares authorized,
  3,458,817 issued
Series A 10% redeemable convertible preferred stock,
  $.01 par value, 2, 958,817 shares issued and outstanding
  (liquidation value of $2,958,817 plus accumulated dividend)       29,588                                                 29,588
Series B convertible preferred stock, $.01 par value, 500,000
  shares authorized, 500,000 issued and outstanding                  5,000                                                  5,000
Series C 6% convertible preferred stock, $.01 par value, 3780                                 (B)             38               38
  shares authorized, 3780 issued and outstanding                        --
Common stock, $.01 par value, 10,000,000 shares authorized,
  4,112,127 issued and outstanding                                  41,121                    (C)         19,680           60,801
Common stock, no par value, 5,000,000 shares authorized,
  142,312 shares issued and outstanding                                             1,541,387 (D)     (1,541,387)              --
Treasury stock, 14,600 shares at cost                              (34,644)                                               (34,644)
Additional paid-in capital                                      11,450,149                    (B,C)   10,105,645       21,555,794
Accumulated deficit                                             (3,992,130)        10,586,894 (D)    (11,375,102)      (4,780,338)
                                                              ------------       ------------       ------------     ------------
         Total stockholders' equity                              7,499,084         12,128,281         (2,791,126)      16,836,239
                                                              ------------       ------------       ------------     ------------
                 Total liabilities and stockholders' equity   $ 13,618,188       $ 29,721,849       $ 11,271,874     $ 54,611,911
                                                              ============       ============       ============     ============



                     FINANTRA CAPITAL, INC. AND SUBSIDIARIES
                   PROFORMA COMBINED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998


                                                            FINANTRA          TRAVELERS
                                                             CAPITAL          INVESTMENT          PROFORMA            PROFORMA
                                                               INC.           CORPORATION        ADJUSTMENTS          COMBINED
                                                           ------------       ------------       ------------       ------------
Revenues:
   Financial services                                      $  4,437,664       $         --                          $  4,437,664
   Medical billing                                              709,521                 --                               709,521
   Equipment leasing and equipment sales                      3,440,434            182,257                             3,622,691
   Factoring income                                             889,791                 --                               889,791
   Finance income on contracts                                       --          6,220,234                             6,220,234
   Data processing fees                                              --          1,879,226                             1,879,226
   Collection agency income                                          --            667,271                               667,271
   Contract servicing fees                                           --            239,702                               239,702
   Interest income                                              257,530             42,739                               300,269
   Other income                                                      --            251,463                               251,463
                                                           ------------       ------------                          ------------
          Total revenues                                      9,734,940          9,482,892                            19,217,832
                                                           ------------       ------------                          ------------

Costs and expenses:
   Leasing and equipment cost                                 3,189,162                 --                             3,189,162
   General and administrative                                 6,187,523          5,654,753 (E)        784,792         12,627,068
   Provision for collection losses                            1,107,269          1,305,328                             2,412,597
   Interest                                                     201,276            945,851                             1,147,127
                                                           ------------       ------------                          ------------
          Total costs and expenses                           10,685,230          7,905,932            784,792         19,375,954
                                                           ------------       ------------                          ------------
Income (loss) from operations                                  (950,290)         1,576,960           (784,792)          (158,122)


Other expenses:
   Loss on disposal of assets                                     2,002                 --                                 2,002
   Loss on securities available for sale                             --                 --                                    --
                                                           ------------       ------------                          ------------
          Total other expenses                                    2,002                 --                                 2,002
                                                           ------------       ------------

Income (loss) before provision for income taxes                (952,292)         1,576,960           (784,792)          (160,124)

Benefit for income taxes (expense)                               65,960            (55,000) (F)        55,000             65,960
Minority interest in net income of subsidiaries                 (11,749)                --                               (11,749)
                                                           ------------       ------------                          ------------
Net income (loss)                                          $   (898,081)      $  1,521,960       $   (729,792)      $   (105,913)
                                                           ============       ============       ============       ============

Net income (loss) applicable to common shareholders        $ (1,192,685)                                            $   (400,518)
                                                           ============                                             ============

Net income (loss) per common share (basic and diluted)     $      (0.32)                                            $      (0.07)
                                                           ============                                             ============

Weighted average number of shares outstanding                 3,691,956                                                5,602,456
                                                           ============                                             ============


                     FINANTRA CAPITAL, INC. AND SUBSIDIARIES
                   PROFORMA COMBINED STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999


                                                             FINANTRA          TRAVELERS
                                                             CAPITAL           INVESTMENT         PROFORMA            PROFORMA
                                                               INC.           CORPORATION        ADJUSTMENTS          COMBINED
                                                           ------------       ------------       ------------       ------------
Revenues:
   Financial services                                      $  1,187,403       $         --                          $  1,187,403
   Medical billing                                              430,775                 --                               430,775
   Equipment leasing and equipment sales                      2,996,060            244,243                             3,240,303
   Factoring income                                           1,370,327                 --                             1,370,327
   Mortgage origination                                       2,435,569                 --                             2,435,569
   Finance income on contracts                                       --          5,299,856                             5,299,856
   Data processing fees                                              --          1,347,997                             1,347,997
   Collection agency income                                          --            749,797                               749,797
   Interest income                                              176,020             51,302                               227,322
   Other income                                                      --            353,672                               353,672
                                                           ------------       ------------                          ------------
           Total revenues                                     8,596,154          8,046,867                            16,643,021
                                                           ------------       ------------                          ------------

Costs and expenses:
   Leasing and equipment cost                                 2,767,506                 --                             2,767,506
   General and administrative                                 6,320,079          4,967,921 (E)        588,594         11,876,594
   Provision for collection losses                               60,000          1,130,971                             1,190,971
   Interest                                                     305,889            829,437                             1,135,326
                                                           ------------       ------------                          ------------
           Total costs and expenses                           9,453,474          6,928,329            588,594         16,970,397
                                                           ------------       ------------       ------------       ------------

Income (loss) from operations                                  (857,320)         1,118,538           (588,594)          (327,376)

Minority interest in net income of subsidiaries                  11,800                 --                 --             11,800
                                                           ------------       ------------       ------------       ------------

Income (loss) before provision for income taxes                (845,520)         1,118,538           (588,594)          (315,576)

Benefit for income taxes (expense)                                   --            (39,200) (F)        39,200                 --
                                                           ------------       ------------       ------------       ------------
Net income (loss)                                          $   (845,520)      $  1,079,338       $   (549,394)      $   (315,576)
                                                           ============       ============       ============       ============

Net income (loss) applicable to common shareholders        $ (1,050,120)                                            $   (520,176)
                                                           ============                                             ============

Net income (loss) per common share (basic and diluted)     $      (0.32)                                            $      (0.08)
                                                           ============                                             ============

Weighted average number of shares outstanding                 5,703,901                                                6,725,401
                                                           ============                                             ============



                             FINANTRA CAPITAL, INC.
                 NOTES TO PROFORMA COMBINED FINANCIAL STATEMENTS

(A) The purchase price for the acquisition of Travelers Investment Corporation was $20,000,000 in cash and notes. Costs and fees added approximately $3,400,000, bringing the total acquisition price to $23,400,000. Goodwill of approximately $11,772,000 has been recorded for this purchase. The acquisition has been accounted for under the purchase method of accounting.

(B)      To record issuance of Series C convertible preferred stock.

(C) To record issuance of common stock sold to raise cash for the acquisition and stock issued for costs and services in connection with the acquisition.

(D) To eliminate equity of the acquired company included in the purchase price.

(E) To record amortization of goodwill created by the acquisition over a fifteen year period.

(F)      To adjust the income taxes to reflect the combined net operating loss.

INDEPENDENT AUDITORS' REPORT


Travelers Investment Corporation:

We have audited the accompanying consolidated balance sheets of Travelers Investment Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Travelers Investment Corporation and subsidiaries at December 31, 1998 and 1997, and the results of their operations and of their cash flows for the years then ended in conformity with generally accepted accounting principles.




February 10, 1999

TRAVELERS INVESTMENT CORPORATION AND SUBSIDIARIES


CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1998 AND 1997
-------------------------------------------------------------------------------


                                                                       1998             1997
                                                                   -----------      -----------
ASSETS
Cash and cash equivalents                                          $ 2,078,014      $ 2,521,390
Finance receivables, net                                            24,171,594       23,976,505
Net investment in direct financing leases                              672,191          956,702
Equipment to be leased                                                 938,567
Notes and other receivables                                          1,474,202        1,269,806
Income taxes receivable                                                                  86,285
Prepaid expenses and other assets                                      168,338          160,129
Property, equipment and leasehold improvements (net of
  accumulated depreciation and amortization of $709,236
    and $595,072, respectively)                                        218,943          343,229
                                                                   -----------      -----------
TOTAL                                                              $29,721,849      $29,314,046
                                                                   ===========      ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Borrowings under lines of credit                                   $11,550,000      $10,350,000
Accounts payable and accrued liabilities                               146,302          223,823
Client reserves                                                      4,089,639        4,137,124
Client payouts                                                       1,754,974        1,494,180
Lease deposits                                                          52,653          165,950
                                                                   -----------      -----------
           Total liabilities                                        17,593,568       16,371,077
                                                                   -----------      -----------

SHAREHOLDERS' EQUITY:
  Common stock, no par value; authorized -  5,000,000 shares;
    outstanding - 142,312 and 147,608 shares, respectively           1,541,387        1,567,867
  Retained earnings                                                 10,586,894       11,375,102
                                                                   -----------      -----------

    Total shareholders' equity                                      12,128,281       12,942,969
                                                                   -----------      -----------

TOTAL                                                              $29,721,849      $29,314,046
                                                                   ===========      ===========



See notes to consolidated financial statements.

TRAVELERS INVESTMENT CORPORATION AND SUBSIDIARIES


CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

                                                  1998              1997
                                              -----------       -----------
REVENUES:
  Finance income on contracts                 $ 6,220,234       $ 6,440,234
  Data processing fees                          1,879,226         1,559,174
  Collection agency income                        667,271           878,201
  Contract servicing fees                         239,702           401,126
  Income from direct financing leases ..          182,257            93,291
  Interest                                         42,739            24,515
  Other income                                    251,463           505,346
                                              -----------       -----------
           Total revenues                       9,482,892         9,901,887
                                              -----------       -----------

EXPENSES:
  Collection, general and administrative        5,654,753         6,352,893
  Provision for collection losses               1,305,328         1,139,755
  Interest                                        945,851         1,008,243
                                              -----------       -----------
           Total expenses                       7,905,932         8,500,891
                                              -----------       -----------

INCOME BEFORE INCOME TAX BENEFIT                1,576,960         1,400,996

INCOME TAX BENEFIT/(EXPENSE)                      (55,000)          397,429
                                              -----------       -----------
NET INCOME                                    $ 1,521,960       $ 1,798,425
                                              ===========       ===========


See notes to consolidated financial statements.

TRAVELERS INVESTMENT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------



                                          Common Stock
                                   ----------------------------
                                   Number of                            Retained
                                     Shares           Amount            Earnings            Total
                                   ---------       ------------       ------------       ------------
BALANCE, JANUARY 1, 1997             440,708       $  1,533,367       $ 11,100,714       $ 12,634,081

  Net income                                                             1,798,425          1,798,425

  Purchase of common stock            (7,500)           (37,500)          (127,500)          (165,000)

  Sale of common stock                14,400             72,000                                72,000

  Distribution                    (1,396,537)        (1,396,537)
                                ------------       ------------       ------------       ------------

BALANCE, DECEMBER 31, 1997           447,608          1,567,867         11,375,102         12,942,969

  Net income                                                             1,521,960          1,521,960

  Purchase of common stock            (5,296)           (26,480)           (90,032)          (116,512)

  Distribution                                                          (2,220,136)        (2,220,136)
                                ------------       ------------       ------------       ------------

BALANCE, DECEMBER 31, 1998           442,312       $  1,541,387       $ 10,586,894       $ 12,128,281
                                ============       ============       ============       ============




See notes to consolidated financial statements.

TRAVELERS INVESTMENT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------



                                                                        1998               1997
                                                                     -----------       -----------
OPERATING ACTIVITIES:
  Net income                                                         $ 1,521,960       $ 1,798,425
  Adjustments to reconcile net income to net cash provided by operating activities:
    Provision for collection losses                                    1,282,509         1,139,755
    Depreciation and amortization, net                                   164,087           180,378
    Loss on sale of property and equipment                                   253               432
    Changes in assets and liabilities:
      Deferred income taxes                                                               (288,029)
      Prepaid expenses and other assets                                   (8,209)           41,656
      Accounts payable and accrued liabilities                           (77,521)         (746,685)
      Income taxes receivable                                             86,285           102,647
      Lease deposits                                                    (113,297)          139,020
                                                                     -----------       -----------

           Net cash provided by operating activities                   2,856,067         2,367,599
                                                                     -----------       -----------

INVESTING ACTIVITIES:
  Net increase (decrease) in finance receivables (net of client
    reserves and payouts)                                             (1,264,289)        2,988,181
  Net increase in investment in direct financing leases                 (654,056)         (646,751)
  Net increase in notes and other receivables                           (204,396)         (224,269)
  Acquisition of property and equipment                                  (40,054)          (59,083)
  Proceeds from sale of property and equipment                                                 500
                                                                     -----------       -----------

           Net cash provided by (used by) investing activities        (2,162,795)        2,058,578
                                                                     -----------       -----------

FINANCING ACTIVITIES:
  Net payments (borrowings) under lines of credit                      1,200,000        (2,650,000)
  Payments on notes payable                                                               (530,236)
  Purchase of common stock                                              (116,512)         (165,000)
  Sale of common stock                                                                      72,000
  Distributions paid                                                  (2,220,136)       (1,396,537)
                                                                     -----------       -----------

           Net cash used in financing activities                      (1,136,648)       (4,669,773)
                                                                     -----------       -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS                               (443,376)         (243,596)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                           2,521,390         2,764,986
                                                                     -----------       -----------

CASH AND CASH EQUIVALENTS, END OF YEAR                               $ 2,078,014       $ 2,521,390
                                                                     ===========       ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest                                                         $   945,670       $ 1,004,562
                                                                     ===========       ===========
    Income taxes                                                     $        --       $   104,538
                                                                     ===========       ===========


See notes to consolidated financial statements

TRAVELERS INVESTMENT CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      DESCRIPTION OF BUSINESS - The Company is in the business of purchasing installment contracts from clients (primarily used automobiles, campgrounds, dating club memberships and providers of educational and professional services and elective medical procedures) and leasing various types of equipment. Additional significant operations of the Company include a collection agency and a billing service.

      PRINCIPLES OF CONSOLIDATION - The accompanying consolidated financial statements include the accounts of Travelers Investment Corporation ("TIC"), a California Subchapter S corporation and its wholly-owned subsidiary, Allar-TIC Financial Services, Inc. ("Allar-TIC") and subsidiaries, a California Subchapter S corporation. All material intercompany transactions and accounts have been eliminated in consolidation.

      STATEMENTS OF CASH FLOWS - The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

      REVENUE RECOGNITION - Installment contracts are purchased from clients at a discount. The amount of the discount depends on the credit-worthiness of the debtor, the term and the interest rate of the contract. The majority of contracts are acquired with limited recourse to the client. In many cases, secondary security is obtained from clients to further ensure both the collectibility of the contracts and the enforceability of any recourse provisions.

      Client reserves represent amounts withheld on contracts purchased by the Company. Through historical experience and an evaluation of current economic conditions, management considers such reserves to be adequate to absorb the majority of credit losses. The face amount of the contract less the discount and reserve is paid in cash to the client at the time of purchase. The discount is reflected as deferred income and is amortized over the remaining life of the contract using the effective interest method.

      Client payouts represent amounts collected on contracts serviced and amounts payable on contracts purchased by the Company which have not yet been forwarded to the client.

      The direct financing leases normally have payment terms of three years. Income on such leases is recognized over the lease term using the effective interest method.

      PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS - Property, equipment and leasehold improvements are recorded at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets (generally three to five years).

      ALLOWANCE FOR COLLECTION LOSSES - The Company provides for estimated losses on receivables in excess of client reserves by evaluating individual receivables, potential losses inherent in the portfolio and a general reserve based on historical experience and an evaluation of current economic conditions. Accounts are written-off when, in management's opinion, collection is no longer probable.

      ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      INCOME TAXES - During 1996, the Company elected to become taxed as an "S" corporation. Accordingly, income or losses pass through to the stockholders of the Company. The Company received an income tax benefit due to the reversal of its deferred income tax liability.

2.    FINANCE RECEIVABLES

      Finance receivables as of December 31, 1998 and 1997 are comprised of the following:


                                                                1998                               1997
                                                   ---------------------------        -----------------------------
                                                        AMOUNT          %                 AMOUNT             %
        Installment contracts purchased:
          Used automobiles                         $    5,648,984      19%            $    6,159,606       22%
          Education tuition and seminar fees            7,448,798      25                  6,390,376       22
          Leisure activity memberships                  5,273,415      18                  6,125,317       21
          Fitness                                       2,266,420       8                  2,345,611        8
          Dating club membership                        2,348,579       8                  1,683,783        6
          Exercise equipment                            1,758,931       6                  2,114,274        8
          Medical                                         532,045       2                    656,989        2
          Other                                         4,026,678      14                  3,236,235       11
                                                   --------------    ----             --------------    -----
        Total                                          29,303,850     100%                28,712,191      100%
                                                                      ===                                 ===
        Deferred income                               (4,168,468)                        (3,839,448)
        Allowance for collection losses                 (963,788)                          (896,238)
                                                   --------------                     -------------
        Finance receivables - net                  $   24,171,594                     $   23,976,505
                                                   ==============                     ==============


      A reconciliation of the allowance for collection losses for the years ended December 31, 1998 and 1997 is as follows:


                                                               1998                1997
                                                           -----------          ----------
     Balance, beginning of year                            $   896,238          $  560,202
     Provision for collection losses                         1,282,509           1,139,755
     Write-off of uncollectivle accounts                    (1,532,332)           (878,438)
     Recoveries of accounts previsouly written off             317,373              74,719
                                                           -----------          ----------

     Balance, end of year                                  $   963,788          $  896,238
                                                           ===========          ==========


3.    CONTRACT SERVICING

      The Company services other contracts which are not purchased from clients due to the relatively poor credit quality of the debtors. Contract servicing fees and data processing fees are based on a percentage of payments received and based on account charges, respectively. If contracts are determined to be uncollectible, the receivables are returned to the client. Since the Company does not own such receivables, they are excluded from the consolidated balance sheets.

      Contracts held under service agreements at December 31, 1998 and 1997 and corresponding revenues for those years are as follows:


                                                               1998                1997
                                                            ----------          ----------
     Face amount of contracts serviced at year end          $2,356,308          $4,412,462
                                                            ----------          ----------
     Unearned fees on serviced accounts at year end         $  304,280          $  475,544
                                                            ----------          ----------
     Fees earned on serviced accounts during the year       $  239,702          $  401,126
                                                            ----------          ----------


4.    NET INVESTMENT IN DIRECT FINANCING LEASES

      Net investment in direct financing leases as of December 31, 1998 and 1997 is comprised of the following:


                                                               1998                1997
                                                            ----------          ----------
     Minimum lease payments receivable                      $  809,840          $1,045,000
     Estimated unguaranteed residual value of
      leased equipment                                          75,005             146,158
                                                            ----------          ----------

                                                               884,845           1,191,158
     Unearned interest income                                 (212,654)           (234,456)
                                                            ----------          ----------

     Total                                                  $  672,191          $  956,702
                                                            ==========          ==========



      Future minimum lease payments receivable as of December 31, 1998 are as follows:

     Year Ending December 31,
     ------------------------

     1999                                                   $  320,721
     2000                                                      319,020
     201                                                       170,099
                                                            ----------
     Total                                                  $  809,840
                                                            ==========



      For the years ended December 31, 1998 and 1997, there were no write-offs or recoveries.

5.    EQUIPMENT TO BE LEASED

      Equipment to be leased consists of the following at December 31, 1998:


     Golf club cleaning equipment                           $612,195
     Fitness and vending equipment                           313,520
     Other                                                    12,852
                                                            --------
                                                            $938,567
                                                            ========

6.    LINES OF CREDIT

      At December 31, 1998 and 1997, the Company has a bank line of credit of $18,000,000 expiring June 1999 for financing business activities.

      A total of $11,550,000 and $10,350,000 was outstanding at December 31, 1998 and 1997, respectively. Borrowings on the $18,000,000 line of credit are generally limited to 75% of outstanding finance receivables net of unearned income and client reserves. The lines of credit are secured by all finance receivables and direct finance leases, respectively. Interest accrues on the outstanding balance under the $18,000,000 bank line of credit at the bank's prime rate (7.75% at December 31, 1998) plus 1% or at a short-term fixed rate option. At December 31, 1998, $11,560,000 was accruing interest at the prime rate plus 1%.

      The line of credit agreement contains various covenants that include maintaining minimum net worth amounts and restricting the ratio of debt to equity, dividends, loans to affiliates, capital expenditures and future indebtedness. The line of credit is guaranteed by TIC and Allar-TIC.

7.    COMMON STOCK TRANSACTIONS

      The Company purchased 5,296 and 7,500 shares of its common stock from shareholders for a total of $116,500 and $165,000 for fiscal years 1998 and 1997, respectively. The acquired shares were retired and returned to authorized but unissued corporate shares.

      During fiscal 1997, key employees exercised stock options and the Company issued 14,400 shares of its common stock for a total of $72,000. No options were granted during 1998 or 1997.

      Information regarding options is as follows for the year ended December 31, 1997:

                                                                     Exercise
                                                       Shares         Price
                                                       ------        --------
     Outstanding at January 1                          21,600         $8.20
     Exercised                                        (14,400)        $8.20
     Repurchased                                       (7,200)        $8.20
                                                      -------

     Outstanding at December 31                       $     0
                                                      =======

8.    INCOME TAXES

      The components of income tax benefit (provision) for the years ended December 31, 1998 and 1997 are as follows:

                                                         1998           1997
                                                       --------       --------
     Current tax (provision) benefit:
       State                                           $(55,000)      $(57,612)
       Net effect of S-corp election                                   455,041
                                                       --------       --------

     Total                                             $(55,000)      $397,429
                                                       ========       ========

9.    RELATED PARTY TRANSACTIONS

      CONSULTING FEES - In accordance with a consulting agreement which expires in May 2003, the Company pays to an affiliate 12.5% of pretax lease and finance profits, as defined in the consulting agreement, plus .5% of all collections on collection accounts. Fees paid under this contract amounted to $224,919 and $223,279 in 1998 and 1997, respectively. In addition, the Company pays an affiliate 35% of the annual bonus pool, as defined, which totalled $66,246 and $59,332 in 1998 and 1997, respectively.

      See also Notes 7 and 11.

10.   COMMITMENTS AND CONTINGENCIES

      Future non-cancelable minimum lease payments for the existing corporate offices and additional locations for the operating subsidiaries as of December 31, 1998 are as follows:

           Year Ending December 31,
           ------------------------

           1999                                             $205,232
                                                            ========


      Rent expense for the year ended December 31, 1998 was $271,544.

11.   EMPLOYEE BENEFIT PLAN

      401(k) PLAN - The Company has a 401(k) Plan for the benefit of its employees. Participants may elect to defer up to a maximum of 23% of compensation or $10,000 annually, whichever is less. The Company may contribute to the participant accounts a variable matching percentage of the individual's contribution which is not in excess of 10% of compensation. The Company's total expense for benefit plans was $18,652 in 1998. A favorable determination letter has been received from the Internal Revenue Service to qualify the Plan under IRS Code Section 401(k).

12.   SUBSEQUENT EVENT

      LETTER OF INTENT - Subsequent to December 31, 1998, the Company signed a Letter of Intent with two unrelated parties for the purchase of Travelers Investment Corporation and all of its subsidiaries and divisions.



                                   * * * * * *

                      TRAVELERS INVESTMENT CORPORATION
                         CONSOLIDATED BALANCE SHEET
                                (UNAUDITED)



                                   ASSETS
                                   ------               MONTH           YEAR
                                                        ENDING          ENDING
                                                       09-30-99        12-31-98
                                                     ------------    ------------
CASH                                                 $  1,791,111    $  2,078,014

RECEIVABLES

     FINANCE RECEIVABLES                               35,544,885      29,303,850

     LESS: DEFERRED FINANCE INCOME                     (4,572,792)     (4,168,468)

           ALLOWANCE FOR UNCOLLECTABLE AMTS            (1,831,182)       (963,788)
                                                     ------------    ------------
                             TOTAL RECEIVABLES         29,140,911      24,171,594


INV. IN LEASES, NET OF UNEARNED INCOME                  1,248,730       1,610,758

PREPAID EXPENSES AND OTHER ASSETS                         147,752         168,338

INCOME TAX RECEIVABLE                                           0               0

PROPERTY AND EQUIPMENT (NET)                              147,573         218,943

DUE FROM AFFILIATES                                             0               0

NOTES & OTHER RECEIVABLES                                 780,243       1,474,202

                                                     ------------    ------------
                               TOTAL ASSETS          $ 33,256,320    $ 29,721,849
                                                     ============    ============


                         FOR INTERNAL USE ONLY-UNAUDITED

                        TRAVELERS INVESTMENT CORPORATION
                           CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                       LIABILITIES & STOCKHOLDERS' EQUITY
                       ----------------------------------

                                                                   MONTH           YEAR
                                                                   ENDING         ENDING
                                                                  09-30-99        12-31-98
                                                                ------------    ------------
ACCOUNTS PAYABLE AND ACCRUED LIABILITIES                        $    793,946    $    146,302


CLIENT PAYOUTS                                                     1,253,926       1,754,974
CLIENT RESERVES                                                    4,192,645       4,089,639


DEFERRED INCOME TAXES                                                (85,301)

LINE OF CREDIT                                                    14,950,000      11,550,000


LEASE DEPOSITS                                                        22,823          52,653


NOTES & OTHER PAYABLES                                                     0               0
                                                                ------------    ------------
          TOTAL LIABILITIES                                       21,128,039      17,593,568



STOCKHOLDERS' EQUITY
   COMMON STOCK, NO PAR VALUE: 5,000,000
   SHARES AUTHORIZED.  442,312 SHARES O/S                          1,541,387       1,541,387

RETAINED EARNINGS                                                 10,586,894      10,586,894
                                                                ------------    ------------

          TOTAL STOCKHOLDER'S EQUITY                              12,128,281      12,128,281


          TOTAL LIABILITIES AND STOCKHOLDERS'
            EQUITY                                              $ 33,256,320    $ 29,721,849
                                                                ============    ============
                                                                           0               0



                    FOR INTERNAL USE ONLY-UNAUDITED

                      TRAVELERS INVESTMENT CORPORATION
                      CONSOLIDATED STATEMENT OF INCOME
                               (UNAUDITED)

                                                     NINE MONTHS      NINE MONTHS
                                                        ENDED            ENDED
                                                    SEPT 30, 1999    SEPT 30, 1998
                                                    -------------    -------------
REVENUE:
   FINANCE INCOME                                     $5,299,856      $4,652,230
   EARNED INCOME (TYPE 2)                                103,796         192,636
   INTEREST INCOME-FIN. LEASES                           140,447         145,298
   DATA SERVICES                                       1,347,997       1,371,502
   TRACE COLLECTIONS                                     749,797         489,550
   MANAGEMENT INCOME                                           0
   INTEREST INCOME                                        51,302          18,514
   OTHER INCOME                                          353,672         429,598
                                                      ----------      ----------
            TOTAL REVENUES                             8,046,867       7,299,328

COSTS AND EXPENSES:

   INTEREST EXPENSE                                      829,437         691,129

   PROVISIONS FOR COLLECTION LOSSES
      FINANCE RECEIVABLES                                858,407         974,673
      LEASES                                             272,564

   GAIN FROM LEASE SALE                                        0

   OTHER GENERAL AND ADMIN.                            4,967,921       4,256,923
                                                      ----------      ----------

         TOTAL COSTS AND EXPENSES                      6,928,329       5,922,725


INCOME FROM CONTINUING OPERATIONS
      BEFORE INCOME TAXES                              1,118,538       1,376,603

PROVISION FOR INCOME TAXES                                39,200          48,200
                                                      ----------      ----------

NET INCOME BEFORE EXTRAORD. ITEMS                      1,079,338       1,328,403

CUMULATIVE EFFECT OF CHANGE IN
 ACCOUNTING FOR INCOME TAXES

                                                      ----------      ----------
NET INCOME                                             1,079,338       1,328,403
                                                      ==========      ==========


                         FOR INTERNAL USE ONLY-UNAUDITED

                TRAVELERS INVESTMENT CORPORATION AND SUBSIDIARIES



NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1999 AND
YEAR ENDED DECEMBER 31, 1998
--------------------------------------------------------------------------------



1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         DESCRIPTION OF BUSINESS - The Company is in the business of purchasing installment contracts from clients (primarily used automobiles, campgrounds, dating club memberships and providers of educational and professional services and elective medical procedures) and leasing various types of equipment. Additional significant operations of the Company include a collection agency and a billing service.

         PRINCIPLES OF CONSOLIDATION - The accompanying consolidated financial statements include the accounts of Travelers Investment Corporation ("TIC"), a California Subchapter S corporation and its wholly owned subsidiary, Allar-TIC Financial Services, inc. ("Allar-TIC") and subsidiaries, a California Subchapter S corporation. All material intercompany transactions and accounts have been eliminated in consolidation.

         STATEMENTS OF CASH FLOWS - The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

         REVENUE RECOGNITION - Installment contracts are purchased from clients at a discount. The amount of the discount depends on the credit worthiness of the debtor, the term and the interest rate of the contract. The majority of contracts are acquired with limited recourse to the client. In many cases, secondary security is obtained from clients to further ensure both the collectability of the contracts and the unenforceability of any recourse provisions.

         Client reserves represent amounts withheld on contracts purchased by the Company. Through historical experience and an evaluation of current economic conditions, management considers such reserves to be adequate to absorb the majority of credit losses. The face amount of the contract less the discount and reserve is paid in cash to the client at the time of purchase. The discount is reflected as deferred income and it amortized over the remaining life of the contract using the effective interest method.

         Client payouts represent amounts collected on contracts serviced and amounts payable on contracts purchased by the Company which have not yet been forwarded to the client.

         The direct financing leases normally have payment terms of three years. Income on such lease is recognized over the lease term using the effective interest method.

         PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS - Property, equipment and leasehold improvements are recorded at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets (generally three to five years).

         ALLOWANCE FOR COLLECTION LOSSES - The Company provides for estimated losses on receivables in excess of client reserves by evaluating individual receivables, potential losses inherent in the portfolio and a general reserve based on historical experience and an evaluation of current economic conditions. Accounts are written-off when, in management's opinion, collection is not longer probable.

         ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         INCOME TAXES - During 1996, the Company elected to become taxed as an "S" corporation. Accordingly, income or losses pass through to the stockholders of the Company. The Company received an income tax benefit due to the reversal of its deferred income tax liability.

2.       FINANCE RECEIVABLES

         Finance receivables as of September 30, 1999 and December 31, 1998 are comprised of the following:


                                                            SEPTEMBER 30, 1999            DECEMBER 31, 1998
                                                            ------------------          ---------------------
                                                             Amount        %              Amount          %

Installment contracts purchased
     Used automobiles                                       6,738,646      20%           5,648,984        19%
     Education tuition and seminar fees                    10,334,664      29            7,448,798        25
     Leisure activity memberships                           4,110,735      12            5,273,415        18
     Fitness                                                1,728,968       5            2,266,420         8
     Dating club membership                                 3,530,432      10            2,348,579         8
     Exercise equipment                                       528,000       1            1,758,931         6
     Medical                                                  818,696       2              532,045         2
     Other                                                  7,754,744      21            4,026,678        14
                                                          -----------     ---           ----------       ---
Total                                                      35,544,885     100%          29,303,850       100%
                                                                          ====                           ====
Deferred income                                            (4,572,792)                  (4,168,468)
Allowance for collection losses                            (1,831,182)                    (963,788)
                                                          -----------                  -----------
Finance receivables - net                                  29,140,911                   24,171,594
                                                          ===========                  ===========


A reconciliation of the allowance for collection losses for the nine months ended September 30, 1999 and the year ended December 31, 1998 is as follows:


                                                       SEPTEMBER 30, 1999             DECEMBER 31, 1998
                                                       ------------------             -----------------
Balance, beginning of year                                 $  963,788                    $   896,238
Provision for collection losses                               869,419                      1,282,509
Write-off of uncollectible accounts                          (640,221)                    (1,532,332)
Recoveries of accounts previously written off                 108,438                        317,373
Net provision of receivables with reserve                     529,758                             --
                                                           ----------                    -----------
Balance, end of year                                       $1,831,182                    $   963,788
                                                           ==========                    ===========


3.       CONTRACT SERVICING

         The Company services other contracts which are not purchased from clients due to the relatively poor credit quality of the debtors. Contract servicing fees and data processing fees are based on a percentage of payments received and based on account charges, respectively. If contracts are determined to be uncollectible, the receivables are returned to the client. Since the Company does not own such receivables, they are excluded from the consolidated balance sheets.

Contracts held under service agreements at September 30, 1999 and December 31, 1998 and corresponding revenues for those periods are as follows:



                                                                SEPTEMBER 30, 1999        DECEMBER 31, 1998
                                                                ------------------        -----------------
Face amount of contracts serviced at year end                       $2,543,296                $2,356,308
                                                                    ----------                ----------

Unearned fees on serviced accounts at year end                      $  522,392                $  304,280
                                                                    ----------

Fees earned on serviced accounts during the year                    $  103,796                $  239,702
                                                                    ----------                ----------


4.       NET INVESTMENT IN DIRECT FINANCING LEASES

         Net investment in direct financing leases as of September 30, 1999 and December 31, 1998 is comprised of the following:


                                                                SEPTEMBER 30, 1999         DECEMBER 31, 1998
                                                                ------------------         -----------------
Minimum lease payments receivable                                  $   954,557                 $ 809,840
Estimated unguaranteed residual value of
leased equipment                                                   $    94,079                 $  75,005
                                                                   -----------                 ---------

                                                                     1,048,636                   884,845
Unearned interest income                                              (234,285)                 (212,654)
Allowance for bad debt                                                (340,586)                       --

Total                                                              $   473,765                 $ 672,191
                                                                   ===========                 =========


5.       EQUIPMENT TO BE LEASED

         Equipment to be leased consists of the following at September 30, 1999 and December 31, 1998:


                                                                 SEPTEMBER 30, 1999        DECEMBER 31, 1998
                                                                 ------------------        -----------------
         Golf club cleaning equipment                                 $612,195                  $320,721
         Fitness and vending equipment                                 149,918                   319,020
         Other                                                          12,852                   170,099
                                                                      --------                  --------
                                                                      $774,965                  $809,840
                                                                      ========                  ========

6.       LINES OF CREDIT

         At September 30, 1999 and December 31, 1998, the Company has a bank line of credit of $18,000,000 expiring June 2000 for financing business activities.

         A total of $14,950,000 and $11,550,000 was outstanding at September 30, 1999 and December 31, 1998, respectively. Borrowings on the $18,000,000 line of credit are generally limited to 75% of outstanding finance receivables net of unearned income and client reserves. The lines of credit are secured by all finance receivables and direct finance leases, respectively. Interest accrues on the outstanding balance under the $18,000,000 bank line of credit at the bank's prime rate (8.25% at September 30, 1999) plus 1% or at a short-term fixed rate option. At September 30, 1999, $14,950,000 was accruing interest at the prime rate plus 1%.

         The line of credit agreement contains various covenants that include maintaining minimum net worth amounts and restricting the ratio of debt to equity, dividends, loans to affiliates, capital expenditures and future indebtedness. The line of credit is guaranteed by TIC and Allar-TIC.

7.       INCOME TAXES

         The components of income tax benefit (provision) for the nine months ended September 30, 1999 and the year ended December 31, 1998 are as follows:


                                                                 SEPTEMBER 30, 1999        DECEMBER 31, 1998
                                                                 ------------------        -----------------
         Current tax (provision) expense (benefit):
         State                                                       $  39,200                 $ (55,000)
                                                                     ---------                 ----------

         Total                                                       $  39,200                 $ (55,000)
                                                                     =========                 ==========


8.       RELATED PARTY TRANSACTIONS

         CONSULTING FEES - In accordance with a consulting agreement which expires in May 2003, the Company pays to an affiliate 12.5% of pretax lease and finance profits, as defined in the consulting agreement, plus .5% of all collections on collection accounts. Fees paid under this contract amounted to $191,530 and $224,919 for the nine months ended September 30, 1999 and the year ended December 31, 1998, respectively. In addition, the Company pays an affiliate 35% of the annual bonus pool, as defined, which totaled $56,000 and $66,246 for the nine months ended September 30, 1999 and the year ended December 31, 1998, respectively.

9.       COMMITMENTS AND CONTINGENCIES

         Future non-cancelable minimum lease payments for the existing corporate offices and additional locations for the operating subsidiaries as of September 30, 1999 are as follows:

         NINE MONTHS ENDING SEPTEMBER 30, 1999                          $51,331
                                                                        =======

         Rent expense for the nine months ended September 30, 1999 was $217,739.

10.      EMPLOYEE BENEFIT PLAN

         401(K) PLAN - The Company has a 401(k) Plan for the benefit of its employees. Participants may elect to defer up to a maximum of 23% of compensation or $10,000 annually, whichever is less. The Company may contribute to the participant accounts a variable matching percentage of the individual's contribution which is not in excess of 10% of





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         compensation. The Company's total expense for benefit plans was $12,328 for the nine months ended September 30, 1999. A favorable determination letter has been received from the Internal Revenue Service to qualify the Plan under IRS Code Section 401(k).

11.      SUBSEQUENT EVENTS

         Effective October 1, 1999, the Company ceased "S" corporation status and became taxed as a "C" corporation. The Company established a new credit line with FINOVA Credit Facility. The FINOVA Credit Facility is in the principal amount of $32.5 million, has a five-year term and bears interest, payable monthly, at the rate which, from time to time, is 2% above FINOVA's stated "prime rate." Advances under the FINOVA Credit Facility are limited, generally, to an amount not to exceed 85% of Traveler's eligible receivables and eligible leases (each as defined). The Company's obligations under the FINOVA Credit Facility have been secured by the Company's grant of a first lien on, and security interest in, all of the Company's assets, and a pledge, on a subordinated basis, of all of the capital stock of the Company.

         On November 5, 1999, but effective as of September 30, 1999 for all operating, financial, tax and accounting purposes, the Company was acquired by a wholly owned subsidiary of Finantra Capital, Inc., in a privately negotiated, arms-length transaction. The purchase price of $20,000,000 was paid as follows: (i) $15,000,000 in cash at closing; and (ii) the sellers taking back a promissory note for $5,000,000.






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